Exhibit 4.1

RADISYS CORPORATION,
AS ISSUER
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
4.50% CONVERTIBLE SENIOR NOTES DUE 2015
SECOND SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 29, 2012

ARTICLE 10
Satisfaction and Discharge
Section 10.01.	Satisfaction and Discharge of the Indenture	50
Section 10.02.	Repayment to the Company	50

Exhibit A	- Form of Note:
-    Assignment Form
-    Form of Conversion Notice
-    Form of Fundamental Change Purchase Notice

Exhibit B	- Table showing the Increase in Conversion Rate in connection with a Make-Whole Fundamental Change

This SECOND SUPPLEMENTAL INDENTURE dated as of June 29, 2012 (this “Second Supplemental Indenture”) is between RadiSys Corporation, an Oregon corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon Trust Company, N.A.), a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).
WITNESSETH:
WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of February 12, 2008 (the “Base Indenture” and, the Base Indenture, as amended, supplemented or modified (including by virtue of the First Supplemental Indenture), the “Indenture”), providing for the issuance by the Company from time to time of its debt securities evidencing its unsecured and unsubordinated indebtedness.
WHEREAS, ARTICLE NINE of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of such debt securities of any series as provided by the Base Indenture.
WHEREAS, on February 12, 2008, the Company duly authorized the issue of a series of debt securities known as its 2.75% Convertible Senior Securities Due 2013 (as amended or supplemented from time to time pursuant to the terms of the Indenture, the “2013 Securities”), which was issued under that certain First Supplemental Indenture (the “First Supplemental Indenture”), dated as of February 12, 2008 by and between the Company and the Trustee, initially in an aggregate principal amount not to exceed $55,000,000 (which included $5,000,000 aggregate principal amount pursuant to the exercise of an over-allotment option in full by Credit Suisse Securities (USA) LLC), and in order to provide the terms and conditions upon which the 2013 Securities were to be authenticated, issued and delivered, the Company and the Board of Directors duly authorized the execution and delivery of the First Supplemental Indenture.
WHEREAS, in exchange for a portion of the 2013 Securities, the Company has duly authorized the issuance of a series of debt securities known as its 4.50% Convertible Senior Securities Due 2015 (as amended or supplemented from time to time pursuant to the terms of the Indenture, the “Securities”) to be issued under this Second Supplemental Indenture, initially in an aggregate principal amount not to exceed $18,000,000, and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company and the Board of Directors have duly authorized the execution and delivery of this Second Supplemental Indenture.
WHEREAS, the Securities, the certificate of authentication to be borne by the Securities, the form of conversion notice, the Fundamental Change Purchase Notice and the form of assignment and transfer to be borne by the Securities are to be substantially in the forms hereinafter provided for.
WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Second Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities (except as otherwise provided below), as follows:
ARTICLE 1
Definitions and Incorporation by Reference
Section 1.01. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
(4)    the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
(5)     the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);
(6)    provisions apply to successive events and transactions;
(7)    the masculine gender includes the feminine and the neuter; and
(8)    references to agreements and other instruments include subsequent amendments thereto.
“Additional Interest” has the meaning specified in Section 7.03.
“Additional Securities” has the meaning specified in Section 2.02(a).
“Additional Shares” has the meaning specified in Section 4.02(b).
“Adjustment Date” has the meaning specified in Section 4.02(b).
“Agent” means any Registrar, Paying Agent or Conversion Agent.
“Agent Members” has the meaning specified in Section 2.01(d).
“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” has the meaning specified in Section 7.01.
“Board of Directors” means the board of directors of the Company or, except as used in the definition of Fundamental Change and except where the context otherwise requires, any duly authorized committee of such board of directors.
“capital stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Close of Business” means 5:00 p.m. New York City time.
“Closing Price” means, on any Trading Day, the reported last sale price per share of the Common Stock (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by Nasdaq or, if the Common Stock is not quoted or listed for trading on Nasdaq, as reported by the principal national or regional securities exchange on which the Common Stock is listed for trading or otherwise as provided in this Second Supplemental Indenture.
“Common Stock” means, subject to Section 4.09, shares of common stock of the Company, par value $0.01 per share, at the date of this Second Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Company Convertible Offering” means an offering by the Company, whether a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable securities laws of any state or other jurisdiction (domestic or foreign), of a series of debt securities convertible into Common Stock that closes on or before the Company Convertible Offering Closing Date; provided that, with respect to any Holder, a Company Convertible Offering shall not be deemed to have occurred if the Holder Convertible Offering Participation Amount of such Holder is zero.
“Company Convertible Offering Closing Date” means February 15, 2013.
“continuing director” has the meaning specified in Section 3.01(a).
“Conversion Agent” has the meaning specified in Section 2.03.
“Conversion Date” has the meaning specified in Section 4.03(a).

“Conversion Notice” has the meaning specified in Section 4.03(a).
“Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time, rounded to the nearest cent.
“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of each $1,000 principal amount of Securities determined by the Company as set forth in Section 4.02(a).
“Convertible Offering Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
“Convertible Offering Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).
“Current Market Price” means (i) in the case of the paragraph preceding the formula in Section 4.06(e), the Closing Price on the specified date and (ii) in the case of the definition of “SP'” in Section 4.06(e), the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day immediately following the date such tender or exchange offer expires.
“Custodian” has the meaning specified in Section 7.01.
“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
“Depositary” has the meaning specified in Section 2.01(b).
“Distributed Property” has the meaning specified in Section 4.06(c).
“Event of Default” has the meaning specified in Section 7.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Ex Date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.
“Fundamental Change” has the meaning specified in Section 3.01(a).
“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(c).
“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
“Holder Convertible Offering Participation Amount” means the lesser of (i) the gross principal amount of notes purchased by a Holder in a Company Convertible Offering and (ii) the outstanding principal amount of the Securities of such Holder determined as of the Convertible Offering Fundamental Change Purchase Date; provided that the Holder Convertible Offering Participation Amount shall not be less than zero.
“Indebtedness” means, with respect to any Person:
(a)all of such Person's indebtedness, obligations and other liabilities, contingent or otherwise, (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such Person or any of its subsidiaries or to only a portion thereof;
(b)all of such Person's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;
(c)all of such Person's obligations and other liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person's balance sheet;
(d)all of such Person's obligations and other liabilities, contingent or otherwise, under any lease, purchase agreement, conditional sale or other title retention agreement, in connection with the lease or purchase of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person's obligations under such lease or related documents to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;
(e)all of such Person's obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(f)all of such Person's obligations for the deferred purchase price of property or services (including accrued salaries, vacation and other employee benefits but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);
(g)all of such Person's direct or indirect guarantees or similar agreements in respect of, and all obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (f); and
(h)any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (g).
The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
“Initial Securities” means the Securities issued on the date hereof in the aggregate principal amount of $18,000,000, and any Securities issued in replacement thereof.
“Interest Payment Date” has the meaning set forth in Exhibit A.
“Interest Payment Record Date” has the meaning set forth in Exhibit A.
“Make-Whole Fundamental Change” has the meaning specified in Section 3.01(a).
“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Maturity Date” means February 15, 2015.
“Merger Event” has the meaning specified in Section 4.09.
“Nasdaq” means The Nasdaq Global Select Stock Market.
“NYSE” means the New York Stock Exchange.
“Officer” means, with respect to any Person, the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.
“Paying Agent” has the meaning specified in Section 2.03.
“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.
“Record Date” means (i) with respect to any payment of interest on the Securities, the Interest Payment Record Date and (ii) with respect to the events specified in Section 4.06, the meaning specified in Section 4.06.
“Reference Property” has the meaning specified in Section 4.09.
“Register” has the meaning specified in Section 2.03.
“Registered Security” means a Security that is in substantially the form attached hereto as

Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 5 thereof.
“Registrar” has the meaning specified in Section 2.03.
“Security” or “Securities” has the meaning set forth in the recitals.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.
“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined under Rule 1‑02 of Regulation S‑X under the Securities Act and the Exchange Act.
“Spin-Off” has the meaning specified in Section 4.06(c).
“Spin-Off Securities” has the meaning specified in Section 4.06(c).
“Stock Price” has the meaning specified in Section 4.02(b).
“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
“Trigger Event” has the meaning specified in Section 4.06(c).
“Trustee” means The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Second Supplemental Indenture and, thereafter, shall mean such successor Trustee.
Section 1.02. Trust Indenture Act Provisions. Whenever this Second Supplemental Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Second Supplemental Indenture. The following Trust Indenture Act terms used in this Second Supplemental Indenture have the following meanings:
“indenture securities” means the Securities.
“indenture security holder” means a Holder.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any successor obligor on the Securities.
All other terms used in this Second Supplemental Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any Commission rule and not otherwise defined herein have the meanings assigned to them therein.
Section 1.03.     Relationship to Base Indenture. For all purposes of this Second Supplemental

Indenture, except as otherwise expressly provided for or unless the context otherwise requires.
(a)Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;
(b)Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;
(c)Provisions of this Second Supplemental Indenture that conflict with or are otherwise inconsistent with provisions of the Base Indenture shall be deemed to supersede and amend the Base Indenture for all purposes with respect to the Securities; and
(d)All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture.
Section 1.04.     Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the parties hereto as follows:
If to the Company, to:
RadiSys Corporation
5445 N.E. Dawson Creek Drive
Hillsboro, OR 97124
Attention: Chief Financial Officer
Facsimile No.: (503) 615-1114
If to the Trustee, to:
The Bank of New York Mellon Trust Company
400 South Hope Street
Suite 400
Los Angeles, CA 90071
Attention: Corporate Trust Unit
(RadiSys 4.50% Convertible Senior Notes due 2015)
Facsimile No. (213) 630-6298
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by Hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, returned receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight or courier.
In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee may conclusively rely and shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as set forth above as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 1.05.     Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Second Supplemental Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of Trust Indenture Act Section 312(c).
Section 1.06.     Governing Law; Submission to Jurisdiction and Waiver of Jury Trial. This Second Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 1.07.     Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.
Section 1.08.     Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Second Supplemental Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee (or a Conversion Agent, if different from the Trustee), as required hereunder, and the Trustee and the Conversion Agent shall be entitled to rely on the accuracy of any such calculation without independent verification, and neither the Trustee nor the Conversion Agent shall have any responsibility for making any such calculations.

Section 1.09.      Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
ARTICLE 2
The Securities
Section 2.01.      Form and Dating. (a) The Securities and the corresponding Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Second Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall govern and be controlling.
(b)    Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Second Supplemental Indenture.
(c)    Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this Second Supplemental Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 3.5 of the Base Indenture, or otherwise in accordance with this Second Supplemental Indenture, and shall be made on the records of the Trustee and the Depositary.
The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in accordance with Section 2.02, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (i) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary's instructions and (ii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d)    Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Second Supplemental Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.
None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Second Supplemental Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act.
Section 2.02.     Authentication. (a) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $18,000,000 upon receipt of a Company Order. The Company may, without the consent of the Holders, re-open the Securities and issue additional Securities (the “Additional Securities”) with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the Securities offered hereby for U.S. federal income tax purposes. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Second Supplemental Indenture) for original issue upon a Company Order in aggregate principal amount as specified in such order (except as provided in Section 3.6 of the Base Indenture). Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities shall have identical terms to the Initial Securities except for adjustments for any differences in issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.
(b)    The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.     Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Second Supplemental Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.
The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 10.2 of the Base Indenture.
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Second Supplemental Indenture. The agreement shall implement the provisions of this Second Supplemental Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Second Supplemental Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Second Supplemental Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.
The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.
Section 2.04.     Paying Agent to Hold Money and Securities in Trust. Prior to 11:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Cash or shares of Common Stock, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Holders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.
The Company at any time may require the Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.
Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee may reasonably request.
Section 2.06.    Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 3.5 of the Base Indenture, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Registered Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall, upon receipt of a Company Order, Officers' Certificate and an Opinion authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 3.9 of the Base Indenture or Section 9.05, Article 3 or Article 4 of this Second Supplemental Indenture, in each case, not involving any transfer.
Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Second Supplemental Indenture as the Securities surrendered upon such transfer or exchange.
(b)    Any Registrar appointed pursuant to Section 2.03 of this Second Supplemental Indenture or Section 10.2 of the Base Indenture shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07.     Cancellation. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 4.
All Securities that are purchased pursuant to Article 3 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
Section 2.08.     Ranking. The obligations of the Company arising under or in connection with this Second Supplemental Indenture and every outstanding Security issued under this Second Supplemental Indenture from time to time constitute and shall constitute an unsecured general obligation of the Company, ranking equal in right of payment to all senior indebtedness and senior in right of payment to all subordinated debt.
Section 2.09.     Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered, which shall initially be the Depositary, as the owner of such Security for the purpose of receiving payment of principal of, Fundamental Change Purchase Price and interest on the Security, for the purpose of receiving Common Stock or Cash and for all other purposes, including without limitation, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Second Supplemental Indenture or the Securities.
ARTICLE 3
Repurchase of Securities at Option of Holders
Section 3.01.    Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) In the event a Fundamental Change (other than one resulting from a Company Convertible Offering) shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder's option, to require the Company to purchase all of such Holders' Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Purchase Date”) that is not less than 15 nor more than 30 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.01(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including any Additional Interest) to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(c). In the event a Fundamental Change resulting from a Company Convertible Offering shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder's option, to require the Company to purchase that amount of the principal amount of such Holder's Securities that is equal to, but not in excess of, the Holder Convertible Offering Participation Amount of such Holder. Each such Holder may require such purchase on a date (the “Convertible Offering Fundamental Change Purchase Date”) that is not less than five nor more than ten Business Days after the date the

Company mails the Fundamental Change Company Notice pursuant to Section 3.01(a)(ii), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including any Additional Interest) to, but not including, the closing date of the Company Convertible Offering (the “Convertible Offering Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(b) and the Company's determination that no violation would occur as contemplated by Section 3.01(c) and the terms and conditions of Section 3.01(d) are otherwise satisfied. With respect to a Fundamental Change (other than one resulting from a Company Convertible Offering), no Securities may be purchased at the option of the Holders upon such Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Securities.
A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:
(i)a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d‑3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (A) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (B) the Company otherwise becomes aware of any such person or group;
(ii)the Common Stock into which the Securities are then convertible ceases to be listed for trading on the NYSE, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States;
(iii)the first day on which a majority of the members of the Company's board of directors does not consist of continuing directors;
(iv)a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of transactions of all or substantially all of the Company's properties and assets other than:
(A)any transaction:
(1)that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock; and
(2)pursuant to which holders of the Company's capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction in substantially the same proportion as their entitlement to exercise, directly or indirectly, voting power of shares of the Company's capital stock entitled to vote generally in elections of the Company's directors immediately prior to such transaction; or
(B)any transaction that is effected solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving corporation.
(v)    the Company's shareholders approve any plan or proposal for the Company's liquidation or dissolution; or
(vi)    the closing of a Company Convertible Offering.
A “Make-Whole Fundamental Change” shall be deemed to have occurred upon the occurrence of a Fundamental Change described in clauses (i), (ii), (iv) or (v) above.
For purposes of this Section 3.01:
(I)    “board of directors” means the board of directors or other governing body charged with the ultimate management of any person;
(II)    “continuing director” means a director who either was a member of the Company's board of directors on the date hereof, or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the Company's shareholders is duly approved by a majority of the continuing directors on the Company's board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's entire board of directors in which such individual is named as a nominee for director; and
(III)    “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
(b)    Notices of Fundamental Change.
(i)    Within 10 days after the public announcement (if any) of any event constituting a Fundamental Change (other than one resulting from a Company Convertible Offering), the Company shall notify the Trustee in writing of such event and shall mail a written notice of such Fundamental Change to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 1.04. The notice shall state:
(A)the events causing such Fundamental Change, the Adjustment Date of the Fundamental Change (in the case of a Make-Whole Fundamental Change) and the anticipated date of effectiveness of such Fundamental Change;
(B)that the Holder will have a right to require the Company to purchase the Holder's Securities if such Fundamental Change is consummated; and
(C)in the case of a Make-Whole Fundamental Change, that no Additional Shares will be added to the Conversion Rate the Make-Whole Fundamental Change is not consummated and that payment of such Additional Shares associated with Securities surrendered for conversion in connection with such Make-Whole Fundamental Change will occur no earlier than the date of effectiveness of such Make-Whole Fundamental Change.
(ii)    Within 10 days after the effective date of each Fundamental Change, the Company shall notify the Trustee in writing of the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable) and shall mail a written notice of the Fundamental Change (each such notice a “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 1.04; provided, in the case of a Fundamental Change resulting from a Company Convertible Offering, no notice shall be required to be delivered to a Holder under this Section 3.01(b)(ii) unless the Holder Convertible Offering Participation Amount of such Holder is greater than zero. The Fundamental Change Company Notice shall include the form of the Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:
(A)the events causing such Fundamental Change, the Adjustment Date of the Fundamental Change (in the case of a Make-Whole Fundamental Change) and the date of effectiveness of such Fundamental Change;
(B)that the Holder has a right to require the Company to purchase the Holder's Securities;
(C)the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;
(D)the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable);
(E)the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable);
(F)the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.01;
(G)the names and addresses of the Paying Agent and the Conversion Agent;
(H)that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable);
(I)that the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable) for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable) and the time of surrender of such Security;
(J)the Conversion Rate (after giving effect to any change in the Conversion Rate that resulted from the Fundamental Change);
(K)that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 4 of this Second Supplemental Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable);
(L)the procedures for withdrawing a Fundamental Change Purchase Notice;
(M)that, unless the Company defaults in making payment of such Fundamental

Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable), interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date or the closing of the Company Convertible Offering (as applicable);
(N)the CUSIP number(s) of the Securities; and
(O)a statement that no representation is made as to the correctness of the CUSIP number(s) either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on other identification numbers printed on the Securities, and such notice shall not be affected by any defect or omission of such numbers.
If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.
At the Company's request in a Company Order, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01(b); provided, further, however, that the text of such notice shall be prepared by the Company.
(c)    Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and such Fundamental Change Purchase Notice must be received by the Paying Agent no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable). The Fundamental Change Purchase Notice must state:
(i)if Registered Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;
(ii)the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and
(iii)that such Securities are being tendered for and shall be purchased by the Company on the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable) pursuant to the terms and conditions specified in this Second Supplemental Indenture.
The book-entry transfer or delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable); provided, however, that such Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable) shall be paid pursuant to this Section 3.01 only if the Security so transferred by book-entry or delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.
The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 3.01 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notices or written notices of withdrawal thereof.
(d)    In connection with any Fundamental Change resulting from a Company Convertible Offering, the Company shall have no obligation to purchase the Securities tendered by a Holder pursuant to Section 3.01(a) if (i) the consummation of such purchase by the Company of the Securities or the purchase by any Holder of the notes in a Company Convertible Offering would violate applicable law (including, without any limitation, any provision of the Securities Act, the Exchange Act, the Trust Indenture Act, any state securities laws or any rules or regulations promulgated thereunder) or any provision, rule or regulation of the NYSE, Nasdaq or another national securities exchange upon which the Common Stock is listed or traded or (ii) with respect to any Holder, if the Holder Convertible Offering Participation Amount of such Holder is zero.
(e)    Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or transferred by book-entry or delivered for purchase, in accordance with the Applicable Procedures.
Section 3.02.     Effect of Fundamental Change Purchase Notice. (a) Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable) with respect to such Security. Such Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable) shall be paid to such Holder promptly following (i) , in the case of a Fundamental Change (other than one resulting from a Company Convertible Offering), the later of (A) the Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 3.01(b) with respect to such Security) and (B) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(d) or (ii) in the case of a Fundamental Change resulting from a Company Convertible Offering, the later of (A) the Convertible Offering Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 3.01(b) and the Company's determination that no violation would occur as contemplated by Section 3.01(c) with respect to such Security) and (B) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(d). A Security in respect of which a Fundamental Change Purchase Notice has been given by the

Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable), provided, that the conversion right with respect to such Security shall terminate at the Close of Business on the date such default is cured and such Security is purchased in accordance herewith.
(b)    A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and such notice of withdrawal must be received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable), specifying:
(i)if Registered Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;
(ii)the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and
(iii)the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.
Section 3.03.     Deposit of Fundamental Change Purchase Price/Convertible Offering Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on a Fundamental Change Purchase Date or Convertible Offering Fundamental Change Purchase Date (as applicable), the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Purchase Date or such Convertible Offering Fundamental Change Purchase Date (as applicable)) sufficient to pay the aggregate Fundamental Change Purchase Price or the Convertible Offering Fundamental Change Purchase Price (as applicable) of all the Securities or portions thereof that are to be purchased on such Fundamental Change Purchase Date or such Convertible Offering Fundamental Change Purchase Date (as applicable).
If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the Business Day following a Fundamental Change Purchase Date or a Convertible Offering Fundamental Change Purchase Date (as applicable), Cash sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Convertible Offering Fundamental Change Purchase Price (as applicable) of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Second Supplemental Indenture, then, on and after such Fundamental Change Purchase Date or such Convertible Offering Fundamental Change Purchase Date (as applicable), such Securities shall cease to be outstanding and interest (including Additional Interest) on such Securities shall cease to accrue, whether or not such Securities are transferred by book-entry or delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Convertible Offering Fundamental

Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).
Section 3.04.     Securities Purchased in Part. Any Registered Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date or a Convertible Offering Fundamental Change Purchase Date (as applicable), the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge to the Holder, a new Security or Securities, of such authorized denomination or denominations as may be requested by the Issuer pursuant to the Company Order, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
Section 3.05.    Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price or the aggregate Convertible Offering Fundamental Change Purchase Price (as applicable) of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable), then, within one day after the Fundamental Change Purchase Date or the Convertible Offering Fundamental Change Purchase Date (as applicable), the Company shall direct the Paying Agent to return any such excess Cash to the Company.
Section 3.06.    Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article 3 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e‑4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
(a)comply with Rule 13e‑4, Rule 14e‑1 and any other tender offer rules under the Exchange Act that may then be applicable; and
(b)in connection with a Fundamental Change (other than a Company Convertible Offering), otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.
ARTICLE 4
Conversion
Section 4.01.    Conversion Privilege. The Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article 4 into a number of shares of Common Stock equal to the Conversion Rate, subject to the provisions of Section 4.02 regarding fractional shares, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date. Securities may be converted only in denominations of $1,000 principal amount and integral multiples thereof.
Section 4.02.    Conversion Rate. (a) The initial Conversion Rate per $1,000 principal amount of Securities to be converted is 117.2333 shares (which is equal to an initial Conversion Price of $8.53 per share), subject to adjustment as described in Section 4.06. The Conversion Rate, including any

Additional Shares added to the Conversion Rate in connection with a Make-Whole Fundamental Change, will not exceed 75.086 shares (which is equal to a Conversion Price of $5.20 per share); provided, however, that such maximum conversion rate will be appropriately adjusted for Conversion Rate adjustments as described in Section 4.06.
A Holder of a Security otherwise entitled to a fractional share will receive cash in an amount equal to the average of the Closing Prices of the Common Stock for the five consecutive Trading Day period ending on the Trading Day prior to the Conversion Date.
A Security for which a Holder has delivered a Fundamental Change Purchase Notice requiring the Company to purchase the Securities may be surrendered for conversion only if such notice is withdrawn in accordance with this Second Supplemental Indenture.
(b)    If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, then the Conversion Rate of the Securities being converted by such Holder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) set forth in Exhibit B. For the avoidance of doubt, the increases provided for in this Section 4.02(b) shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted. For purposes of this Section 4.02, a conversion shall be deemed to be “in connection” with a Make-Whole Fundamental Change if it occurs during the period that begins on (and includes) the public announcement of an event constituting a Make-Whole Fundamental Change and ends on (and includes) the Fundamental Change Purchase Date relating to such Make-Whole Fundamental Change as set forth in Article 3.
The increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Exhibit B hereto, based on the earliest of the date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Adjustment Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Make-Whole Fundamental Change (the “Stock Price”) subject to adjustment as set forth in the next paragraph; provided, however, that if a Holder of the Common Stock receives only Cash in connection with such transaction, the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price will be the average of the Closing Prices of the Common Stock over the five consecutive Trading Days prior to but not including the date of effectiveness of the Make-Whole Fundamental Change, provided, however, that (i) if the Stock Price is between two Stock Price amounts on the table or the Adjustment Date is between two Adjustment Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later adjustment dates based on a 365-day year, as applicable; (ii) if the Stock Price is in excess of $10.00 per share (subject to adjustment in the same manner as the Stock Price), no increase in the Conversion Rate will be made; and (iii) if the Stock Price is less than $4.50 per share (subject to adjustment as set forth in the next paragraph), no increase in the Conversion Rate will be made. Notwithstanding the foregoing, in no event will the total number of Additional Shares added to the Conversion Rate as a result of such Make-Whole Fundamental Change exceed 75.086 shares per $1,000 principal amount of notes, subject to adjustment as described in Section 4.06.
The Stock Prices set forth in the first columns of the table attached as Exhibit B hereto will be adjusted as of any date on which the Conversion Rate is adjusted as described in Section 4.06. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06.
If, as set forth in this Section 4.06(b), the Company is required to increase the Conversion Rate by the Additional Shares as a result of a Make-Whole Fundamental Change, payment of such Additional Shares associated with Securities surrendered for conversion in connection with a Make-Whole Fundamental Change will be settled as follows:

•
if the Conversion Date occurs prior to the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur no later than the third Trading Day immediately following such date of effectiveness; and

•
if the Conversion Date occurs on or following the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur no later than the third Trading Day immediately following such Conversion Date.

The Company will settle such conversions by delivering Reference Property equivalent to shares of the Common Stock based on the increased Conversion Rate resulting from such Make-Whole Fundamental Change.
For the avoidance of doubt, in the event Securities are surrendered for conversion in connection with an anticipated Make-Whole Fundamental Change and such Make-Whole Fundamental Change does not in fact occur, no Additional Shares will be added to the Conversion Rate and no additional Cash or Reference Property will be paid as a result of the related anticipated Make-Whole Fundamental Change.
Section 4.03.    Conversion Procedure. (a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 4.01 (i)(i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Registered Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Registered Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 3.6 of the Base Indenture regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents; and (4) payment of any tax or duty, in accordance with Section 4.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Securities will be deemed to be converted immediately prior to the Close of Business on the Conversion Date. The Company shall deliver the shares to the Holder through the Conversion Agent in the form of a certificate for the number of whole shares of Common Stock issuable upon the conversion or, in the case of holders of Securities in book-entry form with DTC, in accordance with DTC customary practices. In each case, the Company shall also deliver to such holder Cash in lieu of any fractional shares pursuant to Section 4.02(a). The Company shall deliver such shares and Cash as promptly as practicable after the Conversion Date and the completion of the relevant calculations relating to the conversion considerations and, except as set forth in Section 4.02(b), in any event no later than the third Trading Day immediately following the Conversion Date.

(b)    The person in whose name the Security is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 4.03(a) on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such person shall no longer be a Holder of such Security.
(c)    The Company's delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any Cash payment for such Holder's fractional shares, will be deemed to satisfy the Company's obligation to pay the principal amount of the Security and to satisfy the Company's obligation to pay accrued and unpaid interest (including any Additional Interest) to but not including the Conversion Date. As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.
(d)    Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, Officers' Certificate and Opinion authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.
Section 4.04.    Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder's name. The Conversion Agent may, without obligation, refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.
Section 4.05.     Company to Provide Stock. (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.
(b)    All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.
(c)    The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Securities to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into

Common Stock in accordance with the provisions of this Second Supplemental Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.
(d)    Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.
Section 4.06.    Adjustment of Conversion Rate. This Section 4.06 describes adjustments to the Conversion Rate to be made in connection with the events described below, as well as events that will not result in adjustment of the Conversion Rate, treatment of rights and treatment of Reference Property. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occur, except that the Company will not make any adjustment if Holders of Securities may participate, as a result of holding the Securities, in the transactions described without having to convert their Securities:
(a)If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR'=CR0 x	OS'
OS0

where

CR0	= the Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such share split or combination, as applicable;

CR'	= the Conversion Rate in effect on and after the Ex Date or effective date;

OS0	= the number of shares of Common Stock outstanding immediately prior to the Ex Date or effective date; and

OS'	= the number of shares of Common Stock outstanding on and after the Ex Date or effective date.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such dividend or distribution or the effective date of such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 4.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution, share split or share combination had not been declared.
(b)    If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants (other than pursuant to any dividend reinvestment or share purchase plans) entitling them for a period of not more than 45 days from the issuance date thereof to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR'=CR0 x	OS0 + X
OS0 + Y

where

CR0	= the Conversion Rate in effect immediately prior to the Ex Date for such issuance;

CR'	= the Conversion Rate in effect on and after the Ex Date for such issuance;

OS0	= the number of shares of Common Stock outstanding immediately prior to the Ex Date for such issuance;

X	= the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y
=    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex Date of such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.
In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Company's Board of Directors.

(c)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock as covered by Section 4.06(a)), evidences of its Indebtedness or other non-cash assets (including shares of capital stock or similar equity interest in or relating to a subsidiary or other business unit), or rights or warrants, but excluding (i) dividends, distributions and rights or warrants covered by Section 4.06(a), Section 4.06(b) or Section 4.06(e) (in each case pursuant to which an adjustment is made) and (ii) to the extent provided in Section 4.08, rights distributed pursuant to a shareholder rights agreement (any of such shares of capital stock, Indebtedness, or other assets or property hereinafter in this Section 4.06(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR'=CR0 x	SP0
SP0- FMV

where

CR0	= the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR'	= the Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	= the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV
=    the fair market value (as determined in good faith by the Company's Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Ex Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for Shareholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 4.06(c).
With respect to an adjustment pursuant to this Section 4.06(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off,” and any such dividend or distribution of Common Stock, shares of capital stock or equity interests being “Spin-Off Securities”), the Conversion Rate in effect immediately before the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities shall be increased based on the following formula:

CR'=CR0 x	FMV0 + MP0.
MP 0

where

CR0	= the Conversion Rate in effect immediately prior to the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;

CR'	= the Conversion Rate in effect from and after the Close of Business on the 15th Trading Day immediately following, and including, the Ex Date for the distribution of the Spin-Off Securities;

FMV0
=    the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution; and

MP0	= the average of the Closing Prices of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution.
Such adjustment shall occur at the Close of Business on the 15th Trading Day from, and including, the Ex Date for the distribution of the Spin-Off Securities; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spin-Off Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.
Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.06(c), (and no adjustment to the Conversion Rate under this Section 4.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Second Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section (c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.
For purposes of this Section 4.06(c), Section 4.06(a) and Section 4.06(b), any dividend or distribution to which this Section 4.06(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.06(a) or 4.06(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 4.06(a) or 4.06(b) applies (and any Conversion Rate adjustment required by this Section 4.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 4.06(a) or 4.06(b) applies (and any further Conversion Rate adjustment required by Section 4.06(a) or 4.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “the Ex Date or effective date,” “the day following the Ex Date for such dividend or distribution or the effective date of such share split or share combination” and “the Ex Date for such issuance” within the meaning of Section 4.06(a) and Section 4.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date or effective date” within the meaning of Section 4.06(a).
(d)    If a cash dividend or distribution is made to all holders of Common Stock (other than (i) in connection with the Company's liquidation, dissolution or winding up or (ii) distributions described in Section (e)), the Conversion Rate shall be adjusted based on the following formula:

CR'=CR0 x	SP0
SP0 - C

where

CR0	= the Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such dividend or distribution;

CR'	= the Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	= the average Closing Price of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex

Date for such dividend or distribution; and

C	= the amount in cash per share the Company dividends or distributes to holders of Common Stock.
Such adjustment shall become effective immediately after the Close of Business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For the avoidance of doubt, for purposes of this Section 4.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.06(d), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
(e)    If the Company or any of its Subsidiaries makes a distribution of cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, in which such cash and the and the value of any such other consideration included in the distribution per share of Common Stock validly tendered or exchanged exceeds the Current Market Price of the Common Stock on the 10th Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR'=CR0 x	AC +( SP' x OS')
OS0 x SP'

where

CR0	= the Conversion Rate in effect immediately before the Close of Business on the expiration date;

CR'	= the Conversion Rate in effect on and after the effective date of the adjustment;

AC
=    the aggregate value of all cash and any other consideration (as determined in good faith by the Company's Board of Directors) distributed (or to be distributed) for shares purchased in such tender or exchange offer;

OS0	= the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (including shares validly tendered and not withdrawn in connection with the tender or exchange offer but excluding shares held in treasury);

OS'
=    the number of shares of Common Stock outstanding as of the last time tenders or exchanges could have been made pursuant to such tender or exchange offer (excluding any shares validly tendered and not withdrawn pursuant to the tender or exchange offer or shares held in treasury); and

SP'	= the Current Market Price.
The adjustment to the Conversion Rate under this Section 4.06(e) shall retroactively occur immediately prior to the opening of business on the Ex Date.
If the Company or a Subsidiary is obligated to repurchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 4.06(e) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.06(e). If an adjustment to the Conversion Rate is required pursuant to this Section 4.06(e) during any settlement period in respect of Securities that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 4.06(e).
(f)    For purposes of this Section 4.06 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
(g)    If application of the formulas provided in Sections 4.06(a), 4.06(b), 4.06(c), 4.06(d) or 4.06(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.
(h)    In any case in which this Section 4.06 shall require that an adjustment be made following a record date, Ex Date, effective date or expiration date, as the case may be, established for purposes of this Section4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.11) issuing to the Holder of any Security converted after such record date, Ex Date, effective date or expiration date the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable upon such conversion over and above Cash payable, or the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable, upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-Cash assets or rights or warrants the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the

Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Ex Date, effective date or expiration date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such Ex Date, effective date or expiration date had not occurred.
(i)    If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company's Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 4.06, during such period.
Section 4.07.     No Adjustment. No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 4.07 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any conversion of Securities; provided, further, however, that adjustments not otherwise made by reason of this Section 4.07 will be made (i) upon conversion of any Securities, (ii) upon a repurchase of the Securities pursuant to Article 3 and (iii) 25 Trading Days prior to the Maturity Date. All calculations under this Article 4 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
No adjustment in the Conversion Rate or the Incremental Share Factor need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company's securities or the investment of additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described under (ii) above and outstanding as of the date the Securities were first issued, (iv) a change in the par value of the Common Stock or (v) accrued and unpaid interest, including Additional Interest, if any.
No adjustment to the Conversion Rate need be made pursuant to Section 4.06 for a transaction if Holders are permitted to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. For the avoidance of doubt, if a distribution occurs that would generally result in adjustment of the number of shares deliverable to Holders of the Securities as a portion of conversion consideration to which such Holders are entitled, instead of making that adjustment, the Company may instead deem such Holders to be Holders of record for purposes of that distribution so that such Holders would receive the distribution at the time they receive the conversion consideration.
Whenever a provision of the Indenture requires the calculation of an average of the Closing Price over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.
Section 4.08.     Shareholder Rights Agreements. Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any future shareholder rights agreement the Company adopts that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 4.06. If the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of capital stock, evidences of Indebtedness or assets as described in Section 4.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 4.09.     Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If (1) there shall occur (a) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of the Common Stock); (b) a statutory share exchange, consolidation, merger or combination involving the Company; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock, other securities, other property or assets (including Cash or any combination thereof) for such shares of Common Stock (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company and providing that, at the effective time of the Merger Event, the right to convert a Security will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such conversion were settled entirely in Common Stock and without giving effect to any adjustment to the Conversion Rate with respect to a Make-Whole Fundamental Change) immediately prior to such Merger Event, except that such Holders will not be entitled to an increase in the Conversion Rate if such Holder does not convert its Securities “in connection with” the relevant Fundamental Change. If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of such Merger Event. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. The provisions of this Section 4.09 shall similarly apply to successive Merger Events.
Section 4.10.     Other Adjustments. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 days' prior notice, in accordance with Section 1.04, of any such increase in the Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 4.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders.
Section 4.11    Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment in accordance with Section 1.04, and file with the Trustee an Officers' Certificate briefly stating the Conversion Rate, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
Section 4.12    Trustee's Disclaimer. The Trustee shall have no duty to monitor or determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers' Certificate, including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.
The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09.
Section 4.13    Settlement Upon Conversion. If Securities are surrendered for conversion after the Close of Business on a Record Date for the payment of interest but prior to 9:00 a.m., New York City time on the corresponding Interest Payment Date, a Holder of such Securities at the Close of Business, on such Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion of those Securities prior to that Interest Payment Date, assuming such Holder was the holder of record of such Securities at the Close of Business on such Record Date; provided, however, that each Holder agrees, by accepting a Security, that if the Holder surrenders any Securities for conversion during such period, such Holder must pay the Company at the time such Holder surrenders its Securities for conversion interest in accordance with the next sentence. Securities surrendered for conversion during the period from the Close of Business on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date on the Securities so converted; provided that no such payment need be made (a) if the Company has specified a Fundamental Change Purchase Date in respect of the Securities that is after the Close of Business on a Record Date and on or prior to 9:00 a.m., New York City time on the corresponding Interest Payment Date; (b) in respect of any conversion which occurs after the Close of Business on the Record Date for the interest payment due on the Maturity Date and on or prior to the Maturity Date or (c) to the extent of any overdue interest, if any such amount exists at the time of conversion with respect to such Security.

ARTICLE 5
Supplemental Covenants
Section 5.01    Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Second Supplemental Indenture, including payments of Cash and shares of Common Stock due upon conversion. The principal amount, the Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 11:00 a.m., New York City time, on such date, in accordance with this Second Supplemental Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Interest, if any, at the rate borne by the Securities per annum.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (in each case, without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Each installment of accrued and unpaid interest and Additional Interest, if any, on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided, however, that with respect to any Holder with an aggregate principal amount in excess of $5,000,000, at the application of such Holder in writing to the Registrar not later than the relevant record date accrued and unpaid interest and Additional Interest, if any, on such Holder's Securities shall be paid by wire transfer in immediately available funds to such Holder's account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further, that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
Section 5.02     Reports and Certain Information. (a) The Company shall file with the Trustee, within 30 days after it is required to file them with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, copies of its annual report and the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that any such reports, information or documents filed with the Commission pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee. The Company shall comply with the provisions of Trust Indenture Act Section 314(a), whether or not the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Second Supplemental Indenture or any applicable law. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).
(b)    The Company shall notify the Trustee in writing of any changes to its fiscal year.

Section 5.03.    Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) in respect of Securities, or any interest (including any Additional Interest) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.04.     Additional Interest Notice. In the event that the Company elects to pay Additional Interest to the Holders pursuant to Section 7.03, the Company will provide written notice to the Trustee as set forth in Section 7.03.
ARTICLE 6
Consolidation, Merger, Conveyance, Transfer or Lease
Section 6.01.    Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company's properties and assets to any successor Person in a single transaction or series of transactions, unless:
(a)either:
i.the resulting, continuing, surviving or transferee Person is the Company; or
ii.the resulting, continuing, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Second Supplemental Indenture;
(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(c)if as a result of such transaction the Securities become convertible into Common Stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Second Supplemental Indenture; and
(d)the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 6.02.     Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Second Supplemental Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Second Supplemental Indenture and the Securities.
ARTICLE 7
Default and Remedies
Section 7.01.     Events of Default. An “Event of Default” shall occur if:
(a)the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) when due and payable, and such default continues for a period of 30 days;
(b)the Company defaults in the payment of any principal of or any premium on any of the Securities when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise);
(c)the Company fails to deliver all shares of Common Stock or Reference Property, as applicable, when the same is required to be delivered upon conversion of any Securities;
(d)the Company fails to provide the Fundamental Change Company Notice when required by this Second Supplemental Indenture;
(e)the Company defaults in the performance of, or breaches, any covenants or warranty in this Second Supplemental Indenture or the Securities, and the Company does not cure such default or breach (and such default or breach is not waived) within 60 days after actual receipt of notice from the Trustee to the Company, or from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to the Company and the Trustee, of the default or breach. The notice given pursuant to this Section 7.01 must be in writing, specify the Default and demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 7.01 is cured in accordance herewith, it shall cease to be a Default;
(f)(i) the Company fails, or any of the Company's Subsidiaries fails, to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any obligations (other than nonrecourse obligations) for Indebtedness of the Company or any Subsidiary of the Company, where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $10 million, or (ii) the acceleration of principal and/or accrued interest with respect to any Indebtedness of the Company or any Subsidiary of the Company, where the amount of such accelerated principal and/or interest is in an amount in excess of $10 million because of a default with respect to such Indebtedness;
(g)the Company or any of its Subsidiaries becomes subject to any judgment or judgments for the payment of money in an aggregate amount in excess of $10 million (or its foreign currency equivalent at the time) and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;
(h)the Company, or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or
(i)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or orders the winding up or liquidation of the Company or a Significant Subsidiary; and in each case of this subclause (i) the order or decree remains unstayed and in effect for 60 consecutive days.
The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 10.7 of the Base Indenture), the Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Second Supplemental Indenture.
Section 7.02.    Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) or (i) of Section 7.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.
If an Event of Default with respect to the Company specified in clause (g) or (i) of Section 7.01 occurs, all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such default on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Holders of two-thirds in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest (including Additional Interest, if any) on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 6.7 of the Base Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 7.03.    Other Remedies. Notwithstanding anything to the contrary in this indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the Company's failure to comply with the covenant set forth in Section 5.02 hereof, for the failure to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (any such obligation, the “Reporting Obligations”), shall (i) for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities in an amount equal to 0.25% of the principal amount of the Securities and (ii) for the next 90 days after the expiration of such 120 day period consist exclusively of the right to receive additional interest on the Securities in an amount equal to an additional 0.25% of the principal amount of Securities (such amounts under each of clause (i) and (ii), “Additional Interest”). If the Company so elects, such Additional Interest will be payable on all outstanding Securities on or before the date on which the Event of Default first occurs in the case of the second extension period and on or before the 120th day after such Event of Default first occurs in the case of the second extension period. On the 121st day after such Event of Default (if such Event of Default has not been cured or waived prior to such 121st day and if the Additional Interest relating to the second extension period is not paid on or before such date) or on the 211th day after such Event of Default (if the Additional Interest relating to the second extension period was paid and the Event of Default relating to failure to comply with Reporting Obligations is not cured or waived prior to such 211th day), the Securities will be subject to acceleration as provided above. The provisions set forth in this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest in accordance with this paragraph, the Securities will be subject to acceleration as provided above. In order to elect to pay the Additional Interest as the sole remedy in respect of the first 210 days after the occurrence of an Event of Default relating to failure to comply with the Reporting Obligations, the Company must (i) notify the Trustee and the Paying Agent in writing of such election and (ii) pay all such Additional Interest as described above, in the case of the first extension period, on or before the close of business on the date on which such Event of Default first occurs and, in the case of the second extension period, on or before the 120th day after such Event of Default first occurs. Upon the Company's failure to timely give such notice or pay the Additional Interest, the Securities will be subject to acceleration as provided above.
Section 7.04.     Waiver of Defaults and Events of Default. Subject to Section 7.07 and 9.02, the Holders of two-thirds in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on any Security, or the payment of any applicable Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price, or a failure by the Company to deliver shares of Common Stock (and Cash in lieu of any fractional shares) upon conversion in accordance with Article 4 or any Default or Event of Default in respect of any provision of this Second Supplemental Indenture or the Securities that, under Section 9.02, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 7.04 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Second Supplemental Indenture, as permitted by the Trust Indenture Act.
Section 7.05.    Control by Two-Thirds Majority. The Holders of two-thirds in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Second Supplemental Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Second Supplemental Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 7.05 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Second Supplemental Indenture, as permitted by the Trust Indenture Act.
Section 7.06.    Limitations on Suits. Subject to Section 7.07, a Holder of a Security may not pursue any remedy with respect to this Second Supplemental Indenture or the Securities unless:
(a)the Holder gives to the Trustee written notice of a continuing Event of Default;
(b)the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
(c)such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and
(e)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of two-thirds in aggregate principal amount of the Securities then outstanding.
A Holder may not use this Second Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 7.07.     Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Second Supplemental Indenture, the right of any Holder of a Security to receive payment in Cash of the principal amount, Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Second Supplemental Indenture, receive shares of Common Stock (and Cash in lieu of fractional shares) upon conversion in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
Section 7.08. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest (including Additional Interest, if any) or Additional Interest specified in clause (a) or (a) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 6.7 of the Base Indenture.
Section 7.09    Priorities. Any money or property collected by the Trustee pursuant to this Article 7, and after an Event of Default, any money or other property distributable in respect of the Company's obligations under this Second Supplemental Indenture shall be paid out in the following order:
First, to the Trustee (including any predecessor Trustee) for amounts due under Section 6.7 of the Base Indenture;
Second, to Holders for amounts due and unpaid on the Securities for the principal amount, interest (including Additional Interest, if any), the Fundamental Change Purchase Price or the Convertible

Offering Fundamental Change Purchase Price (as applicable), amounts due upon conversion (including amounts resulting from a Make-Whole Fundamental Change), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
Third, the balance, if any, to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.09. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 7.10    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Second Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.10 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.
Section 7.11    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 8
Supplemental Provisions Relating to Trustee
Section 8.01.    Reports by Trustee. (a) Within sixty (60) days after August 15 of each year commencing with the year 2012, the Trustee shall transmit to Holders such reports dated as of August 15 of the year in which such report is made concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the Trust Indenture Act within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with Trust Indenture Act Section 313(b)(2). The Trustee shall transmit by mail all reports as required by Trust Indenture Act Section 313(c).
(b)    A copy of each such report shall, at the time of such transmission to Holders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the Commission in accordance with Trust Indenture Act Section 313(d). The Company shall notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.
Section 8.02 Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

ARTICLE 9
Amendments, Supplements and Waivers
Section 9.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Securities without prior notice to, or consent of, any Holder:
(a)to evidence the succession of another person to the Company, in accordance with Section 6.01(a), and the assumption by any such other successor of the Company's covenants contained in the Indenture and the Securities;
(b)to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;
(c)to add a guarantor;
(d)to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee;
(e)to cure any ambiguity or to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders in any material respect;
(f)to add any additional Events of Default with respect to any of the Securities;
(g)to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any of the Securities hereunder; provided, however, that any such action shall not adversely affect the interests of any Holder in any material respect, as evidenced by an opinion of counsel;
(h)to make provisions with respect to conversion or exchange rights of Holders; provided, however, that any such action shall not adversely affect the interests of any Holder in any material respect; or
(i)to maintain the qualification of the Indenture under the Trust Indenture Act
Section 9.01.    With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or the Indenture with the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding. Subject to Section 7.04 and Section 7.07, the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding may, without prior notice to the Holders of Securities, waive compliance in any instance by the Company with any provision of the Securities or the Indenture or waive any past default under the Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Security affected. Without the consent of Holders of at least two-thirds in aggregate principal amount of the Securities, the Company will not exchange any outstanding 2013 Securities for convertible debt securities of the Company that (i) mature prior to July 1, 2016, (ii) involve the payment of cash as a consent fee or other inducement in order to consummate such exchange or (iii) have an interest rate greater than 4.50% per annum. However, notwithstanding the foregoing but subject to Section 9.04, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:
(a)change the stated maturity of the principal of or the payment date of any installment of interest (including Additional Interest, if any) on or with respect to the Securities;
(b)reduce the principal amount of, the Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) of, or the Conversion Rate (except as provided in the Indenture) or rate of interest or Additional Interest on, any Security;
(c)reduce the amount of principal payable upon acceleration of the maturity of any Security;
(d)change the currency in which payment of principal of, the Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) of, or interest with respect to, the Securities is payable;
(e)impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
(f)modify the provisions with respect to the repurchase rights of Holders as provided in Article 3 in a manner adverse to Holders;
(g)adversely affect the right of Holders to convert Securities in any material respect, other than as provided in the Indenture;
(h)cause the Securities to be subordinated to other Indebtedness;
(i)reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the Indenture; or
(j)alter the manner of calculation or rate of accrual of interest or Additional Interest or Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) or the Conversion Rate (except as provided in the Indenture) on any Security or extend the time for payment of any such amount
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03.     Compliance with Trust Indenture Act. Every amendment to or supplement of the

Indenture or the Securities shall comply with the Trust Indenture Act as in effect at the date of such amendment or supplement.
Section 9.04.     Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
After any amendment, supplement or waiver becomes effective, it shall bind every applicable Holder.
Section 9.05.     Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
Section 9.06.     Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 6.1 of the Base Indenture, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.
Section 9.07.     Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
Satisfaction and Discharge
Section 10.01.    Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Second Supplemental Indenture, when
(a)either
(i)all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 of the Base Indenture) have been delivered to the Trustee for cancellation; or
(ii)all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, upon acceleration, with respect to any Fundamental Change Purchase Date or Convertible Offering Fundamental Change Purchase Date (as applicable), upon conversion or otherwise and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 3.6 of the Base Indenture) on such date;
(b)the Company has paid or caused to be paid all other sums payable hereunder by the Company;
(c)the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Second Supplemental Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Second Supplemental Indenture, the obligations of the Company to the Trustee under Section 6.7 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to Section 10.01(a)(ii), the obligations of the Trustee under Section 10.02 shall survive such satisfaction and discharge.
Notwithstanding anything herein to the contrary, Section 3.6, Section 3.7, Section 6.7 and Section 10.2 of the Base Indenture and Section 2.04, Section 2.06, Section 2.08, Section 5.01, Section 5.03, and Article 4 and Article 10 of this Second Supplemental Indenture, shall survive any discharge of this Second Supplemental Indenture until such time as there are no Securities outstanding.
Section 10.02.     Repayment to the Company. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after such amount has become due and payable, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such Cash or securities for that period commencing after the return thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.
RADISYS CORPORATION

By:    /s/ Brian Bronson
Name: Brian Bronson
Title: President and Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as Trustee,

By:    /s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY AGREES FOR THE BENEFIT OF RADISYS CORPORATION (THE “COMPANY”) THAT THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER APPLICABLE JURISDICTION.
.

[FORM OF REVERSE SIDE OF SECURITY]
RADISYS CORPORATION
4.50% Convertible Senior Notes due February 15, 2015
No. 1            CUSIP: 750459 AF6                U.S. $18,000,000
ISIN: US750459AF66
RadiSys Corporation, an Oregon corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal amount of Eighteen Million Dollars ($18,000,000) on February 15, 2015, and to pay interest thereon, in arrears, from and including the most recent interest payment date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including June 29, 2012 to, but excluding, August 15 and February 15 of each year (each, an “Interest Payment Date”), beginning on August 15, 2012, at a rate of 4.50% per annum until the principal hereof is paid or made available for payment at February 15, 2015, or upon acceleration, or until such date on which this security is converted or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the Close of Business on the regular record date for such interest, which shall be the August 1 or February 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: June 29, 2012
RADISYS CORPORATION

By:
Name:
Title:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee,

By:
Name:
Title:

RADISYS CORPORATION
4.50% CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015
This Security is one of a duly authorized issue of 4.50% Convertible Senior Notes due February 15, 2015 (the “Securities”) of the Company issued under a second supplemental indenture, dated as of June 29, 2012 (the “Second Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplemental to the indenture, dated as of February 12, 2008 (the “Base Indenture,” and together with the Second Supplemental Indenture and that certain first supplemental indenture, dated as of February 12, 2008 between the Company and the Trustee, the “Indenture”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1.    Interest.
RadiSys Corporation, an Oregon corporation (the “Company”), promises to pay interest (including any Additional Interest) on the principal amount of this Security at the rate per annum shown above. The Company will pay interest (including any Additional Interest), payable semi-annually in arrears, on August 15 and February 15 of each year, with the first payment to be made on August 15, 2012, subject to limited exceptions if the Securities are converted prior to the relevant interest payment date. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, June 29, 2012, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment.
Payment of the principal of, and interest (including any Additional Interest) on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Registered Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $5.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3.    Paying Agent, Registrar, Conversion Agent.
Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.
4.    Indenture.

The Securities are general unsecured senior obligations of the Company initially limited to $18,000,000 aggregate principal amount. The Company may, without consent of the Holders, issue Additional Securities under the Indenture with the same terms as the Securities in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.
5.    Purchase by the Company Upon a Fundamental Change.
Subject to the terms and conditions set forth in Article 3 of the Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.
6.    Conversion.
Subject to the terms and conditions set forth in Article 4 of the Second Supplemental Indenture, a Holder of a Security may convert the principal amount of such Security into shares of Common Stock at ay time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, at the Conversion Rate in effect on the Conversion Date; provided, however, that, if such Security is submitted or presented for repurchase pursuant to Article 3 of the Second Supplemental Indenture, such conversion right shall terminate at the Close of Business on the Fundamental Change Purchase Date or Convertible Offering Fundamental Change Purchase Date (as applicable) for such Security (unless the Company shall default in making the Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable) payment when due, in which case the conversion right shall terminate at the Close of Business on the date such default is cured and such Security is repurchased).
7.    Denominations; Transfer; Exchange.
The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
8.    Persons Deemed Owners.
The registered Holder of a Security may be treated as the owner of such Security for all purposes.
9.    Unclaimed Money or Securities.
The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such Cash or securities for that period commencing after the return thereof.
10.    Amendment, Supplement and Waiver.
Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing or future Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the interests under the Indenture of any Holder.
11.    Defaults and Remedies.
Subject to certain exceptions set forth in the Indenture, if an Event of Default (excluding an Event of Default specified in Sections 7.01(h) or 7.01(i) of the Second Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and accrued and unpaid interest (including any Additional Interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Sections 7.01(h) or 7.01(i) of the Second Supplemental Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
12.    Trustee Dealings with the Company.
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.
13.    No Recourse Against Others.
No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.
14.    Authentication.
This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
15.    Abbreviations.
Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

16.    Indenture to Control; Governing Law.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY PROVISION OF THIS SECURITY CONFLICTS WITH THE EXPRESS PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN AND BE CONTROLLING. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
17    Copies of Indenture.
The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: RadiSys Corporation, 5445 N.E. Dawson Creek Drive, Hillsboro, OR 97124, Facsimile No.: (503) 615-1114, Attention: Chief Financial Officer.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:
___________________________________________________
(Insert assignee's social security or tax I.D. number)
___________________________________________________
___________________________________________________
___________________________________________________
___________________________________________________
___________________________________________________
(Print or type assignee's name, address and zip code)
and irrevocably appoint

___________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

___________________________        ___________________________
(Sign exactly as your name appears on the
other side of this Security)
* Signature guaranteed by:

By:

___________________________

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $
If you want the stock certificate made out in another person's name, fill in the form below
_____________________________________________________________________
(Insert assignee's social security or tax I.D. number)

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
(Print or type assignee's name, address and zip code)

Date:	Your Signature:

___________________________        ___________________________
(Sign exactly as your name appears on the
other side of this Security)
* Signature guaranteed by:

By:

___________________________

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE
UPON A FUNDAMENTAL CHANGE
To: RadiSys Corporation
The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from RadiSys Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price or Convertible Offering Fundamental Change Purchase Price (as applicable), together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof.
Dated:

___________________________     ___________________________
___________________________
___________________________
Signature(s)
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

___________________________
Signature Guaranty

Principal amount to be repurchased
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

EXHIBIT B
The following table sets forth the Stock Price, Adjustment Date and number of Additional Shares of the Company's Common Stock to be received per $1,000 principal amount of the Company's 2015 notes, upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period to be determined by reference to the Stock Price and Adjustment Date of the Make-Whole Fundamental Change:

	6/15/2012	12/15/2012	6/15/2013	12/15/2013	6/15/2014	12/15/2014
4.5	75.086	0.000	0.000	0.000	0.000	0.000
5	69.690	0.000	0.000	0.000	0.000	0.000
5.5	62.359	60.541	0.000	0.000	0.000	0.000
6	55.086	47.394	46.753	44.253	0.000	0.000
6.5	47.394	47.394	39.701	36.624	31.240	0.000
7	40.800	40.800	33.657	29.372	25.086	19.372
7.5	35.086	35.086	28.419	23.086	23.086	11.086
8	35.086	35.086	26.336	19.461	19.461	6.336
8.5	31.557	31.557	23.321	16.262	11.557	3.910
9	27.864	27.864	20.086	13.419	7.308	1.753
9.5	25.612	25.612	18.244	10.875	6.665	0.000
10	22.586	17.586	14.586	8.586	4.086	0.000